Exhibit 99(j)

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made this 18th day of March 2008, by and among LOUD TECHNOLOGIES INC., a Washington corporation, the other Grantors listed on the signature pages hereto and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, “Grantors” and each individually, “Grantor”), and Sun Mackie, LLC, a Delaware limited liability company (together with its successors and assigns, if any, in such capacity “Secured Party”).

W I T N E S S E T H:

WHEREAS, that certain Convertible Senior Secured Subordinated Promissory Note dated March  18, 2008 (as amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Subordinated Note”) executed by LOUD TECHNOLOGIES INC. a Delaware limited liability company (“Borrower”) is issued in favor of the Secured Party and pursuant to the Subordinated Note, each of the Grantors listed on the signature pages hereto has guaranteed the obligations of the Borrower in favor of the Secured Party, and

WHEREAS, in order to induce the Secured Party to enter into the Subordinated Note, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, all of the present and future obligations of Borrower arising from the Subordinated Note, including reasonable out of pocket attorneys fees and expenses and any interest fees or expenses due and owing pursuant to this Agreement or the Subordinated Note that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding (the “Secured Obligations”).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Financing Agreement.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Financing Agreement; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)           “Account” means an account (as that term is defined in Article 9 of the Code).

(b)           “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

(c)           “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s

Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(d)           “Borrower” has the meaning specified therefor in the recitals to this Agreement.

(e)           “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

(f)            “Capital Stock” has the meaning specified therefor in the Financing Agreement.

(g)           “Cash and Cash Equivalents” has the meaning specified therefor in the Financing Agreement.

(h)           “CFC” means a “Controlled Foreign Corporation” as defined in the Internal Revenue Code.

(i)            “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(j)            “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(k)           “Collateral” has the meaning specified therefor in Section 2 hereof.

(l)            “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code) and includes those commercial tort claims listed on Schedule 6 attached hereto.

(m)          “Control Agreement” means each control agreement, in form and substance customary for such agreements and reasonably satisfactory to Secured Party, executed and delivered by Grantors or one of their Subsidiaries, Secured Party, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

(n)           “Copyrights” means any and all copyrights and copyright registrations, including (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 1 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(o)           “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Secured Party, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to Secured Party a security interest in all their respective Copyrights.

(p)           “Deposit Account” means a “deposit account” (as that term is defined in the Code).

(q)           “Equipment” means “equipment” (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

(r)            “Event of Default” means an Event of Default as defined in the Subordinated Note.

(s)           “Financing Agreement” means that certain Financing Agreement, dated as of the date hereof, by and among Borrower, certain of the Grantors, Guarantor, Ableco Finance LLC and the lenders from time to time party thereto.

(t)            “General Intangibles” means general intangibles (as that term is defined in the Code) and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(u)           “Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(v)           “Grantor” and “Grantors” have the respective meanings specified therefor in the recitals to this Agreement.

(w)          “Guarantor” means a Grantor which is not a Borrower.

(x)            “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(y)           “Intellectual Property” means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

(z)            “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement (but excluding any off-the-shelf software license agreement), including the license agreements listed on Schedule 2 attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Secured Party’s rights under the Subordinated Note, including, but not limited to the right to prepare for sale and to sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses.

(aa)         “Inventory” means inventory (as that term is defined in the Code).

(bb)         “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following regardless of whether classified as investment property under the Code:  all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(cc)         “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

(dd)         “Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts and documents (as that term is defined in the Code).

(ee)         “Patents” means any and all patents and patent applications, including, (i) the patents and patent applications listed on Schedule 3 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(ff)           “Patent Security Agreement” means each Patent Security Agreement among Grantors, or any of them, and Secured Party, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to Secured Party, a security interest in all their respective Patents.

(gg)         “Permitted Liens” has the meaning specified therefor in the Financing Agreement.

(hh)         “Person” has the meaning specified therefor in the Financing Agreement.

(ii)           “Pledged Companies” means, each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock, is acquired or otherwise owned by a Grantor after the date hereof.

(jj)           “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Capital Stock, the right to request after the occurrence and during the continuation of an Event of Default that such Capital Stock be registered in the name of Secured Party or any of its nominees, the right to receive any certificates representing any of the Capital Stock and the right to require that such certificates be delivered to Secured Party together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(kk)         “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C to this Agreement.

(ll)           “Pledged Note” means any promissory note (as that term is defined in the Code) issued in favor of any of the Grantors.

(mm)       “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that is a limited liability company.

(nn)         “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that is a partnership.

(oo)         “Proceeds” has the meaning specified therefor in Section 2 hereof.

(pp)         “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.

(qq)         “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(rr)           “Related Parties” means, with respect to any Indemnified Party, such Indemnified Party and each of its officers, directors and employees.

(ss)         “Secured Obligations” has the meaning specified in the recitals to this Agreement.

(tt)           “Secured Party” has the meaning specified in the preamble to this Agreement.

(uu)         “Securities Account” means a securities account (as that term is defined in the Code).

(vv)         “Security Interest” has the meaning specified therefor in Section 2 hereof.

(ww)       “Subordination Agreement” has the meaning set forth in the Subordinated Note.

(xx)          “Supporting Obligations” means supporting obligations (as such term is defined in the Code) and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property.

(yy)         “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5 attached hereto and made a part hereof, (ii) all renewals thereof,

(iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(zz)          “Trademark Security Agreement” means each Trademark Security Agreement among Grantors, or any of them, and Secured Party, in substantially the form of Exhibit D attached hereto, pursuant to which Grantors have granted to Secured Party, a security interest in all their respective Trademarks.

(aaa)       “URL” means “uniform resource locator,” an internet web address.

2.             Grant of Security.  (a) Each Grantor hereby unconditionally grants, assigns and pledges to Secured Party a continuing security interest hereinafter referred to as the “Security Interest” in all personal property of such Grantor whether now owned or hereafter acquired or arising and wherever located, including such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(i)         all of such Grantor’s Accounts;

(ii)        all of such Grantor’s Books;

(iii)       all of such Grantor’s Chattel Paper;

(iv)       all of such Grantor’s interest with respect to any Deposit Account;

(v)        all of such Grantor’s Equipment and fixtures;

(vi)       all of such Grantor’s General Intangibles;

(vii)      all of such Grantor’s Inventory;

(viii)     all of such Grantor’s Investment Related Property;

(ix)       all of such Grantor’s Negotiable Collateral;

(x)        all of such Grantor’s rights in respect of Supporting Obligations;

(xi)       all of such Grantor’s interest with respect to any Commercial Tort Claims;

(xii)      all of such Grantor’s money, Cash and Cash Equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Secured Party; and

(xiii)     all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Cash and Cash Equivalents, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, Commercial Tort Claims, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantors, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Secured Party from time to time with respect to any of the Investment Related Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include (i) voting Capital Stock of any first-tier Subsidiary (as defined in the Financing Agreement) of a Grantor if (A) such Subsidiary is a CFC, and (B) such Capital Stock represent more than 65% of the outstanding voting Capital Stock of such Subsidiary, (ii) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of any Grantor or the property governed by any such contract if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein or on property governed thereby is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement or would cause a forfeiture thereunder and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained; provided, that, the foregoing exclusions shall in no way be construed (A) to apply if any described prohibition is unenforceable under Section 9-406, 9-407, or 9-408 of the Code or other applicable law, or (B) to limit, impair, or otherwise affect the Secured Party’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, or Capital Stock, or (iii) any “intent to use” trademark or service mark application contained in General Intangibles if granting a security interest therein is deemed to invalidate, void, cancel, or abandon such application; provided, that the foregoing exclusion (A) shall not apply when the granting of a security interest in such application is no longer deemed to invalidate, void, cancel, or abandon such application, and (B) shall not limit, impair, or otherwise affect Secured Party’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to any proceeds from the sale, license, lease, or other dispositions of any such application.

3.             Security for Obligations.  The Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Party, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.             Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or the Subordinated Note, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Subordinated Note.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, all voting, consensual, and dividend rights, shall remain in the applicable Grantor until  the occurrence of an Event of Default and until Secured Party shall notify the applicable Grantor of Secured Party’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5.             Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a)           The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b)           Schedule 7 attached hereto sets forth all Real Property owned by Grantors as of the date hereof.

(c)           Such Grantor is the sole legal and beneficial owner or licensee of all Intellectual Property that is material to the conduct of its business as currently contemplated (other than non-exclusive licenses of Intellectual Property in the ordinary course of business where such Grantor is the licensor).  As of the date hereof, no Grantor has any interest in, or title to, any material Copyrights, material Intellectual Property Licenses, material Patents, material Trademarks, or material Copyrights except as set forth on Schedules 1, 2, 3 and 5, respectively, attached hereto.  This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and registered Trademarks or Trademark applications (except for Trademark applications filed on an intent-to-use basis) and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary to perfect the Security Interest in and to each Grantor’s Patents, material Trademarks, or registered Copyrights has been taken and such perfected Security Interests are enforceable to such extent as against any and all creditors of and purchasers from any Grantor.  No Grantor has any interest in any Copyright that is necessary in connection with the operation of the Borrower’s business, except for those Copyrights, identified on Schedule 1 attached hereto which have been registered with the United States Copyright Office.

(d)           This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary to perfect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Secured Party, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto.  Upon the making of such filings, Secured Party shall have a priority (which security interest is junior only to the Liens of the First Lien Agent and the Permitted Liens arising as a matter of law or granted in connection with a purchased money indebtedness or a capitalized lease) perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement.  All action by any Grantor necessary to perfect such security interest on each item of Collateral has been duly taken.

(e)           (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 4 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof; (ii) all of the Pledged Interests (other than Pledged Interests received from insolvent or troubled entities as a result of delinquent accounts) are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 4 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property (other than Investment Related Property received from insolvent or troubled entities as a result of delinquent accounts) pledged by such Grantor to Secured Party as provided herein; (iv) all actions necessary to perfect, establish the first priority (except for Permitted Liens) of, or otherwise protect, Secured Party’s Liens in the Investment Related Collateral, and the proceeds thereof, will have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Secured Party of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the execution and delivery of Control Agreements with respect thereto; and (v) each Grantor will deliver to the Secured Party (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates.  None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)            No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement with respect to the Investment Related Property (other than Investment Related Property received from insolvent or troubled entities as a result of delinquent accounts) or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.  No Intellectual Property License to which such Grantor is a party requires any consent for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to any Copyrights, Patents, Trademarks or material Intellectual Property Licenses.

(g)           Schedule 9 attached hereto sets forth all motor vehicles owned by Grantors as of the date hereof, by model, model year and vehicle identification number (“VIN”).

(h)           Schedule 10 attached hereto sets forth all Pledged Notes.  Unless otherwise permitted by the Subordinated Note, the proceeds of the loans evidenced by each Pledged Note have been fully disbursed, and no Grantor has any obligation to make any future advances or other disbursements under or in respect of any of the Pledged Notes.

6.             Covenants.  Each Grantor, jointly and severally, covenants and agrees with the Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 hereof:

(a)           Possession of Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Secured Party’s Security Interest is dependent on or enhanced by possession, from and after the payment in full of the Senior Obligations (as such term is defined in the Subordination Agreement) and the termination of the commitments under the Senior Loan Documents (as such term is defined in the Subordination Agreement) the applicable Grantor, as promptly as practicable upon the request of the Secured Party, and in accordance with Section 8 hereof, shall execute such other documents and instruments as shall be reasonably requested by Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral (other than items deposited or to be deposited for collection), Investment Related Property, or Chattel Paper to Secured Party, together with such undated powers endorsed in blank as shall be requested by Secured Party;

(b)           Chattel Paper.

(i)         From and after the payment in full of the Senior Obligations (as such term is defined in the Subordination Agreement) and the termination of commitments under the Senior Loan Documents (as such term is defined in the Subordination Agreement), upon the request of the Secured Party, each Grantor shall as promptly as practicable take all steps reasonably necessary to grant Secured Party control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;

(ii)        If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Financing Agreement), promptly upon the request of Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Sun Mackie LLC”;

(c)           Control Agreements.

(i)         To the extent required by the Subordinated Note, each Grantor shall obtain an authenticated Control Agreement, from each bank holding a Deposit Account for such Grantor;

(ii)        To the extent required by the Subordinated Note, each Grantor shall obtain authenticated Control Agreements, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor;

(d)           Letter-of-Credit Rights.  From and after the payment in full of the Senior Loan Obligations (as such term is defined in the Subordination Agreement) and the termination of the commitments under the Senior Loan Documents (as such term is defined in the Subordination Agreement), each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 5 Business Days after becoming a beneficiary), notify Secured Party thereof and, upon the request by Secured Party, enter into a tri-party agreement with Secured Party and the issuer or confirming bank with respect to letter-of-credit rights (as that term is defined in the Code) assigning such letter-of-credit rights to Secured Party and directing all payments thereunder to Secured Party’s Account, all in form and substance satisfactory to Secured Party;

(e)           Commercial Tort Claims.  Each Grantor shall promptly (and in any event within 5 Business Days of receipt thereof), notify Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim involving a claim in excess of $150,000 against any third party and, upon request of Secured Party, promptly amend Schedule 6 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Secured Party to give Secured Party a priority (subject to Permitted Liens and Liens of the First Lien Agent), perfected security interest in any such Commercial Tort Claim;

(f)            Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 5 Business Days of the creation thereof) notify Secured Party thereof in writing and execute any instruments or take any steps reasonably required by Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to Secured Party, and notice thereof given under the Assignment of Claims Act or other applicable law;

(g)           Intellectual Property.

(i)         Upon request of Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Secured Party one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Secured Party’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)        Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of such Grantor’s business, (A) to sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all necessary action to preserve and maintain all of such Grantor’s Patents, Trademarks, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.  Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of such Grantor’s business.  Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor.  Each Grantor further agrees not to abandon any material Patent, Trademark, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor’s business without the prior written consent of Secured Party;

(iii)       Grantors acknowledge and agree that the Secured Party shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses.  Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but a Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including,  reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account;

(iv)       In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office without giving Secured Party prior written notice thereof or any Patent or

Trademark with the United States Patent and Trademark Office without giving Secured Party written notice thereof promptly thereafter.  Promptly upon any such filing, each Grantor shall comply with Section 6(g)(i) hereof;

(h)           Investment Related Property.

(i)         If any Grantor shall receive or become entitled to receive any Pledged Interests (other than Pledged Interests of little or no value that are received from insolvent or troubled entities as a result of delinquent accounts) after the date hereof, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Secured Party a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)        Upon the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of Secured Party segregated from such Grantor’s other property, and such Grantor shall deliver such property forthwith to Secured Party in the exact form received;

(iii)       [intentionally omitted];

(iv)       No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, in each case, that would materially adversely affect the rights of Secured Party or the value of the applicable Collateral other than pursuant to the Loan Documents;

(v)        Each Grantor agrees that it will cooperate with Secured Party in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof;

(vi)       As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, all limited liability company or partnership interests, issued each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Pledgor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;

(i)            Real Property; Fixtures.  Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly (and in any event within 5 Business Days of acquisition) notify Secured Party of the acquisition of such Real Property and will grant to Secured Party, a priority mortgage (subject to Permitted Liens and Liens of the First Lien Agent) on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance satisfactory to Secured Party, in connection with the grant of such mortgage as Secured Party shall request in its reasonable discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith.  Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

(j)            Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Financing Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens and Liens of the First Lien Agent.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute Secured Party’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in the Financing Agreement, Subordinated Note or this Agreement;

(k)           Other Actions as to Any and All Collateral.  Each Grantor shall promptly (and in any event within 5 Business Days of acquiring or obtaining such Collateral) notify Secured Party in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of (i) Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise) (provided that such Grantor shall have no obligation to comply with this Section 6(k) with respect to Chattel Paper until the aggregate value of such Chattel Paper in which Grantors have an interest exceeds $100,000), documents (as defined in Article 9 of the Code) (provided that such Grantor shall have no obligation to comply with this Section 6(k) with respect to documents until the aggregate value of such documents in which Grantors have an interest exceeds $100,000), promissory notes (as defined in the Code) (provided that such Grantor shall have no obligation to comply with this Section 6(k) with respect to promissory notes until the aggregate value of such promissory notes in which Grantors have an interest exceeds $100,000), or instruments (as defined in the Code) (other than items deposited or to be deposited for collection) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments (other than items deposited or to be deposited for collection) and, in each such case upon the request of Secured Party and in accordance with Section 8 hereof, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property in accordance with Section 6 hereof and do such other acts or things deemed reasonably necessary by Secured Party to protect Secured Party’s Security Interest therein; and

(l)            Motor Vehicles.  Upon request of Secured Party, with respect to all motor vehicles constituting Collateral and owned by any Grantor, Grantor shall deliver to Secured Party, a certificate of title for all such motor vehicles which fair market value individually or in aggregate exceeds $100,000 and shall cause those title certificates to be filed (with Secured Party’s lien noted thereon) in the appropriate state motor vehicle filing office.

(m)          Pledged Notes.  Without Secured Party’s prior written consent, no Grantor shall (i) waive, release, or forgive all or any portion of any obligation to pay principal or interest in respect of any of the Pledged Notes, (ii) agree to, assign or surrender its rights or interests under any of the Pledged Notes, (iii) terminate or cancel any of the Pledged Notes, or (iv) materially modify, change, supplement, or amend any of the Pledged Notes in a manner that would materially and adversely affect the value of the Pledged Notes.

7.             Relation to Other Security Documents.  The provisions of this Agreement shall be read and construed with the other agreements referred to below in the manner so indicated.

(a)           Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security

Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Secured Party hereunder.

(b)           Subordination Agreement.  Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Agreement, the exercise of any right or remedy with respect thereto, the performance of the covenants hereunder, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of  the date hereof, by and between Ableco Finance LLC, as First Lien Agent, and Secured Party, as Junior Lender and the priority of the liens of the First Lien Agent.  In the event of any conflict between the terms of the Subordination Agreement and this Agreement, the terms of the Subordination Agreement shall govern and control.

8.             Further Assurances.

(a)           Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)           Each Grantor authorizes the filing by Secured Party of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Secured Party such other instruments or notices, as may be necessary or as Secured Party may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)           Each Grantor authorizes Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, and (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Secured Party in any jurisdiction.

(d)           Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Secured Party, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9.             Secured Party’s Right to Perform Contracts.  Upon the occurrence and during the continuance of an Event of Default, Secured Party (or its designee) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could.

10.          Secured Party Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Secured Party its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)           to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Secured Party;

(c)           to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)           to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(e)           to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)            to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)           Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Secured Party shall commence any such suit, the appropriate Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by Secured Party in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Section 10.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.          Secured Party May Perform.  If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.          Secured Party’s Duties.  The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral, and shall not impose any duty upon Secured Party to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

13.          Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuation of an Event of Default, Secured Party or Secured Party’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Secured Party, or that Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Subordinated Note.

14.          Disposition of Pledged Interests by Secured Party.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Secured Party has handled the disposition in a commercially reasonable manner.

15.          Voting Rights.

(a)           Upon the occurrence and during the continuation of an Event of Default, (i) Secured Party may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Secured Party under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if Secured Party duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Secured Party, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)           For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Secured Party, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Secured Party or the value of the Pledged Interests or that would be inconsistent with or result in any violation of any provision of the Subordinated Note.

16.          Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)           Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Subordinated Note, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Secured Party without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Upon the occurrence and during the continuance of an Event of Default, Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Secured Party.

(c)           Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations.  In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d)           Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Secured Party shall have the right to an immediate writ of possession without notice of a hearing.  Secured Party shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by Secured Party.

17.          Remedies Cumulative.  Each right, power, and remedy of Secured Party as provided for in this Agreement or the Subordinated Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or the Subordinated Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers, or remedies.

18.          Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19.          Indemnity and Expenses.

(a)           Each Grantor agrees to indemnify Secured Party from and against all claims, lawsuits and liabilities (including reasonable out-of-pocket attorneys fees) growing out of or resulting from this Agreement (including, enforcement of this Agreement) or the Subordinated Note, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Related Party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Subordinated Note and the repayment of the Secured Obligations.

(b)           Grantors, jointly and severally, shall, upon demand, pay to Secured Party all out of pocket costs and expenses which Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and Subordinated Note, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.

20.          Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Secured Party and each of Grantors to which such amendment applies.

21.          Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Secured Party at its address specified in the Subordinated Note, and to any of the Grantors at their respective addresses specified in the Subordinated Note, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22.          Continuing Security Interest: Assignments under Subordinated Note.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash and the Subordinated Note terminated in accordance with Section 9 thereof, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Secured Party, and its successors, transferees and assigns.  Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Subordinated Note in accordance with Section 9 thereof, the Security Interest granted hereby shall terminate and this Agreement and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or the Subordinated Note, or any other instrument or document executed and delivered by any Grantor to Secured Party nor any additional Loans made by any Secured Party to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Secured Party, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Secured Party in accordance with the provisions of the Subordinated Note.  Secured Party shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Secured Party and then only to the extent therein set forth.  A waiver by Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Secured Party would otherwise have had on any other occasion.

23.          GOVERNING LAW. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

24.          CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.  EACH OF THE PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO SUCH GRANTOR, C/O BORROWER, AT THE BORROWER’S ADDRESS FOR NOTICES AS SET FORTH IN THE SUBORDINATED NOTE.  THE GRANTORS AGREE THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

25.          WAIVER OF JURY TRIAL, ETC.  EACH GRANTOR AND SECURED PARTY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH GRANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH GRANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS AGREEMENT.

26.          New Subsidiaries.  Each Grantor shall cause any new direct or indirect Subsidiary (whether by acquisition or creation) of any Grantor that becomes a Person comprising Borrower under the Subordinated Note shall execute and deliver in favor of Secured Party an instrument in the form of Annex 1 attached hereto.  Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

27.          Intentionally Omitted.

28.          Miscellaneous.

(a)           This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)           Unless the context of this Agreement clearly requires otherwise, the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” whether or not so expressly stated in each such instance and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  References in this Agreement to “determination” by any Secured Party include estimates honestly made by such Secured Party (in the case of quantitative determinations) and beliefs honestly held by such Secured Party (in the case of qualitative determinations).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	LOUD TECHNOLOGIES INC.,
a Washington corporation

	By:	/s/ James T. Engen
Name: James T. Engen
Title: President and Chief Executive Officer

MACKIE DESIGN INC.,
a Washington corporation

	By:	/s/ James T. Engen
Name: James T. Engen
Title: President

SIA SOFTWARE COMPANY, INC.,
a New York corporation

	By:	/s/ James T. Engen
Name: James T. Engen
Title: President

ST. LOUIS MUSIC, INC.,
a Missouri corporation

	By:	/s/ James T. Engen
Name: James T. Engen
Title: President

SECURED PARTY:	SUN MACKIE, LLC,
a Delaware limited liability company

	By:	/s/ Melissa Klafter
Name: Melissa Klafter
Title: Vice President